Exhibit 99.1
On2 Technologies Announces Rescheduled Date for Second Quarter Financial Results Release and Conference Call

August 13th, 2008

Tarrytown, NY, (August 13, 2008) - On2 Technologies, Inc. (AMEX: ONT), a leader in video compression solutions, today announced that it will report financial results for the second quarter ended June 30, 2008, after market close on Thursday, August 14, 2008. Management will host a conference call and webcast to review the results.

Both the conference call and live webcast will begin at 5:00 p.m. ET. The earnings release and related financial information to be discussed during the call will be available on the Company’s website at http://www.on2.com/index.php?480.

What: On2 second quarter 2008 financial results conference call
When: Thursday, August 14, 2008
Time: 5:00 p.m. ET
Live Call: (877) 407-9210, domestic, (201) 689-8049, international
Replay: (877) 660-6853, (201) 612-7415
Replay Passcodes: Account #: 286
Conference ID #: 292793
Webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=132436 (live and replay)

The webcast will be available until August 7, 2009.

About On2
On2 creates advanced video compression technologies for desktop and wireless. Powering the video in many of today’s leading web and mobile applications and devices, On2's customers include: Nokia, Infineon, MediaTek, Sony, Facebook, Brightcove, Move Networks, Adobe and Skype. On2 Technologies is headquartered in Tarrytown, NY USA. For more information please visit www.on2.com.

All trademarks mentioned in this document are the property of their respective owners.

Investor Contact:
Garo Toomajanian
invest@on2.com
phone: +1 518-881-4299